Exhibit 9(iv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                      Amendment #1 (dated May 31, 1997) to
                                   SCHEDULE A
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT


      The Administrative Services Agreement dated November 11, 1996 between Federated Administrative Services and FundManager Portfolios includes the following portfolios (and any classes thereof) effective as of the date set forth above:

                           AGGRESSIVE GROWTH PORTFOLIO
                             FINANCIAL ADVISER CLASS
                                  NO-LOAD CLASS

                            GROWTH & INCOME PORTFOLIO
                             FINANCIAL ADVISER CLASS
                                  NO-LOAD CLASS

                                GROWTH PORTFOLIO
                             FINANCIAL ADVISER CLASS
                                  NO-LOAD CLASS

                                 BOND PORTFOLIO
                             FINANCIAL ADVISER CLASS
                                  NO-LOAD CLASS

                         MANAGED TOTAL RETURN PORTFOLIO
                             FINANCIAL ADVISER CLASS

                             INTERNATIONAL PORTFOLIO
                             FINANCIAL ADVISER CLASS
                                  NO-LOAD CLASS


                                          FundManager Portfolios

                                          By:  /s/ Edward C. Gonzales
                                          Name:  Edward C. Gonzales
                                          Title:  Executive Vice President


                                          Federated Administrative Services

                                          By:  /s/ Thomas J. Ward
                                          Name:  Thomas J. Ward
                                          Title:  Senior Vice President